EXHIBIT 99.1

Galloping Horse America and Reliance MediaWorks Jointly Submit Winning Bid to Acquire Assets of Digital Domain and Mothership in Digital Domain Media Group Bankruptcy Auction

Beijing, China; Mumbai, India and Venice, Calif.—September 23, 2012—Digital Domain Media Group, Inc. (“DDMG”) (OTCQB: DDMGQ) announced today that a joint venture, led by Galloping Horse America, LLC (“Galloping Horse”), in partnership with Reliance MediaWorks (USA), Inc., (“Galloping Horse – Reliance”) submitted the winning bid to acquire the visual effects, Mothership Media (“Mothership”) and certain other businesses and assets of Digital Domain Productions, Inc. (“Digital Domain”) and subsidiaries for $30.2 million at a September 21, 2012 auction in New York. The sale is subject to execution of an asset purchase agreement and Bankruptcy Court (“Court”) approval, the hearing for which is currently scheduled for Monday, September 24, 2012.

Galloping Horse—Reliance will acquire all assets constituting the businesses of Digital Domain and Mothership -- feature film and advertising visual effects, commercial production and virtual humans, studios in California and Vancouver, BC, Canada and a co-production stake in the feature film Ender’s Game. Pursuant to section 363 of the Bankruptcy Code, Galloping Horse – Reliance will acquire these assets free and clear of all claims and encumbrances, with the proceeds going to the bankruptcy estate. The businesses will continue to operate in the normal course of business, with the joint venture assuming ownership upon Court approval.

Ivy Zhong, Vice Chairman and Managing Director of Beijing Galloping Horse Film Co., Ltd., said, “Digital Domain is a legend in the industry, known for its world-class quality of work and creative talent. We are thrilled to have found a partner in Reliance MediaWorks that is as committed as we are to ensuring Digital Domain’s continued excellence and success.”

Venkatesh Roddam, Chief Executive Officer, Film & Media Services, Reliance MediaWorks, said, “We have had a wonderful working relationship with Digital Domain over the years and we could not be happier to take it further through the joint Galloping Horse – Reliance acquisition. We are looking forward to working with Digital Domain employees and customers to make the operation better and stronger.”

Beijing Galloping Horse and Reliance MediaWorks have a combined enterprise value of more than $25 billion, complementary offerings and presence in multiple worldwide geographies strategic to the entertainment industry. Galloping Horse—Reliance gives Digital Domain, a multi-Academy Award®-winning digital production studio long established as a pioneer in high-quality visual effects, strong infrastructure and significant financial support. Galloping Horse America holds a 70% stake with Reliance MediaWorks holding a 30% stake in the Digital Domain joint venture. China eCapital served as the exclusive financial advisor to Galloping Horse and its affiliated parties in this transaction.

“This is a great day for Digital Domain,” said Digital Domain Chief Executive Officer Ed Ulbrich. “Our new partners have incredible strength and reach in the global entertainment marketplace. They are powerful strategic partners that understand our business and our clients’ business. Their support enables us to continue creating the highest quality entertainment and advertising and puts us in the strongest financial position that Digital Domain has ever been in. We are grateful to all of the bidders and couldn’t be more pleased with this outcome.”

As previously announced, Searchlight Capital Partners had submitted a stalking horse bid for the Digital Domain and Mothership assets in the amount of $15 million. Under the Bankruptcy Code DDMG was required to engage in the process of seeking the highest and best bid for these assets in accordance with the bid procedures approved by the Court.

"We are so pleased that the visual effects businesses will be continued under the strong financial and strategic ownership of Galloping Horse and Reliance.  This represents a wonderful outcome for the business, its studio and advertiser customers and partners and valued employees, and for the Digital Domain Chapter 11 estate.  Many are to be thanked for their incredible efforts to achieve this milestone," said Mike Katzenstein, DDMG, Chief Restructuring Officer.  "I would also like to recognize Searchlight Capital for agreeing to be the stalking horse bidder in the auction.  I am certain that their commitment to the company under the most urgent of circumstances, helped save the business and allowed for the robust auction that led to this result."

DDMG filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on September 11, 2012 and ancillary relief in Canada, pursuant to the Companies’ Creditors Arrangement Act (CCAA) in the Supreme Court of British Columbia, Vancouver Registry on September 18, 2012.

About Digital Domain Productions, Inc.
Founded in 1993 by James Cameron with Stan Winston and Scott Ross, digital production company Digital Domain has delivered innovative visuals for more than 90 movies including Titanic, Pirates of the Caribbean: At World’s End, the Transformers trilogy and TRON: Legacy. Its artists have earned multiple Academy Awards®. A creative force in advertising, Digital Domain has brought its artistry to hundreds of commercial, videogame and music video productions. The company has been at the forefront of innovation for nearly two decades and is expanding its role into the co-production of feature films, the creative development of advertising and the creation of virtual performers. From facilities in California and Vancouver, BC, Canada, including its own state-of-the-art virtual production studio, Digital Domain continues its innovative work in visual entertainment and advertising.

About Mothership Media
Mothership is a force of talented directors who create advertising, entertainment and brand experiences. The company takes projects from start to finish using whatever approach works best for the story being told, from live action to full-scale digital production and anything in between. A subsidiary of Digital Domain, Mothership has all of the resources, artists and technologists of the legendary digital powerhouse at our fingertips, so its directors can create whatever they envision; from TV commercials to video game marketing to integrated campaigns that roll out across platforms and virtual performers.

About Beijing Galloping Horse Film Co., Ltd.
Beijing Galloping Horse Film Co., Ltd. is a leading company in the film and TV industry in China. With nearly 20 years of industry experience, Galloping Horse is actively engaged in film and television financing, production, distribution, as well as advertising and magazine publishing. Recently, it has added cinema construction, new media and animated content production, as well as talent management into its growing business portfolio. Galloping Horse has earned itself a high reputation in the Chinese media industry by producing contents that are both critically acclaimed and commercially successful. The company has signed exclusive deals with some of the most prominent producers, directors and writers in China, including John Woo (first look), Zhang Yibai, Ning Hao, Liu Heng, Lu Wei, etc. This strategy gives Galloping Horse a competitive advantage over other players.

About Reliance MediaWorks Ltd.
Reliance MediaWorks Limited is a film and entertainment services company and a member of the Reliance Group. Reliance MediaWorks offers end to end integrated services across the entire film and media services value chain to production houses, studios and broadcasters. The Company has comprehensive presence in Film and Media Services: Motion Picture Processing and DI; Film, Audio Restoration and Image Enhancement; 3D; Digital Mastering: Studios and Equipment rentals; Visual Effects; Animation; Broadcast and TVC Post Production with presence across India, USA and The UK. Reliance MediaWorks operates BIG Cinemas, India's largest cinema chain with over 490 screens spread across India, the United States, Malaysia and Nepal and catered to approximately 4 million customers in the 12 months ended March 31, 2012. Reliance MediaWorks’ television venture, BIG Synergy, is engaged in the television programming industry. www.reliancemediaworks.com

Safe Harbor Statement
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include comments about the Company's plans, prospects, strategies and future performance. They are made on the basis of our management’s current expectations and beliefs, as well as a number of assumptions regarding future events and business performance as of the time the statements are made. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control. These could cause actual results to differ materially from the results expressed or implied in the forward-looking statements.

Such differences may result from actions taken by the Company, as well as from developments beyond the Company’s control, including, but not limited to: price volatility of the Company’s common stock; changes in domestic and global economic conditions, competitive conditions and consumer preferences; our dependence on a limited number of large projects each year, and the timing of revenue flows from those projects; developments in the status of strategic initiatives taken by the Company; audience acceptance of feature films we may co-produce; and rapid technological developments, including new forms of entertainment.

Further information on these and other factors and risks that could affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. These documents are available on the SEC Filings subsection of the Investors section of the Company’s website at: http://www.ddmg.co. Information on our website is not part of this press release. All information provided in this press release is as of September 23, 2012, and the Company undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Media Contacts:
Digital Domain: Julie Miller, Director, Communications & Marketing, jmiller@d2.com, 011 +1 (310) 259-5834
Galloping Horse: Sheena LIU, Director of Foreign Investment Dept., meteoraaa.liu@gmail.com, +86-10-84990264 ext 1100
Reliance MediaWorks: Naresh Jhangiani, Head Business Management, naresh.jhangiani@relianceada.com, +91 9321652400